Exhibit 99.1

HomEq Servicing
(A business within Barclays Bank PLC)
Combined Consolidated Financial Statements
December 31, 2009 and, 2008 and years ended
December 31, 2009, 2008 and 2007 and
June 30, 2010 and six months
ended June 30, 2010 and 2009

HomEq Servicing
(A business within Barclays Bank PLC)
Index
December 31, 2009 and 2008 and years ended December 31, 2009, 2008 and 2007 and June 30, 2010 and six months ended June 30, 2010 and 2009

Report of Independent Auditors

To the Board of Directors of Barclays Bank PLC:

In our opinion, the accompanying combined consolidated balance sheets and the related combined consolidated statements of operations, changes in parent company equity, and of cash flows present fairly, in all material respects, the financial position of HomEq Servicing and its subsidiaries (the “Business”), a business within Barclays Bank PLC (“BBPLC”), at December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1(b) and 11, the combined consolidated financial statements have been derived from the consolidated financial statements and accounting records of BBPLC and reflect assumptions, allocations and significant related party transactions. Accordingly, the financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Business had it been a stand-alone company.

As discussed in Note 1(g), effective January 1, 2008, the Business elected to change its method of accounting for mortgage servicing rights (MSRs) under the option provided by ASC 860, Transfers and Servicing.

/s/ PricewaterhouseCoopers LLP

June 17, 2010

HomEq Servicing
(A business within Barclays Bank PLC)
Combined Consolidated Balance Sheets

(in thousands)

	December 31,		June 30,
	2009	2008	2010
			(unaudited)
Assets
Current assets
Cash	$362,515	$385,349	$341,723
Restricted cash	86,494	—	226,423
Advances	1,194,920	1,398,205	1,120,409
Receivables, net	80,132	90,346	69,682
Other assets	1,064	10,534	1,226
Total current assets	1,725,125	1,884,434	1,759,463
Non-current assets
Mortgage servicing rights, at fair value	29,504	47,299	28,170
Mortgage servicing rights, at amortized cost	60,075	80,617	54,394
Deferred tax assets, net	84,650	77,921	80,704
Premises and equipment, net	16,805	27,586	12,990
Total non-current assets	191,034	233,423	176,258
Total assets	$1,916,159	$2,117,857	$1,935,721

Liabilities and parent company equity
Liabilities
Current liabilities
Related party borrowings	$847,485	$1,884,781	$860,294
Secured borrowings	815,000	—	815,000
Servicer liabilities	10,743	11,870	3,776
Other liabilities	12,735	27,731	13,440
Total current liabilities	1,685,963	1,924,382	1,692,510
Total liabilities	1,685,963	1,924,382	1,692,510
Commitments and contingencies (see Note 13)
Parent company equity
Parent company investment	230,196	193,475	243,211
Accumulated other comprehensive income/(loss)	—	—	—
Total parent company equity	230,196	193,475	243,211
Total liabilities and parent company equity	$1,916,159	$2,117,857	$1,935,721

The accompanying notes are an integral part of these combined consolidated financial statements.

HomEq Servicing
(A business within Barclays Bank PLC)
Combined Consolidated Statements of Operations

(in thousands)

				Six months ended
	Years ended December 31,			June 30,
	2009	2008	2007	2010	2009
				(unaudited)
Revenue
Servicing fees	$210,356	$269,476	$320,627	$85,877	$111,131
Insurance commissions	8,979	10,769	1,547	3,566	5,625
Other revenues	1,641	2,366	3,528	779	863
Total revenue	220,976	282,611	325,702	90,222	117,619

Operating expenses
Compensation and benefits	90,806	92,468	82,745	44,002	46,173
Amortization of servicing rights	16,227	35,935	161,151	5,157	8,879
Impairment of servicing rights	4,314	5,702	321	524	2,106
Servicing	3,671	4,717	6,731	1,816	1,761
Technology and communications	4,383	6,539	6,361	2,159	2,513
Professional services	7,317	7,805	13,939	5,572	3,482
Occupancy and equipment	20,135	21,021	16,131	8,014	10,910
Other operating expenses	3,969	4,754	7,024	3,733	1,737
Total operating expenses	150,822	178,941	294,403	70,977	77,561
Income from operations	70,154	103,670	31,299	19,245	40,058
Other income (expense)
Interest income	122	8,818	36,272	242	437
Interest expense	(21,929)	(42,265)	(40,020)	(4,379)	(13,616)
Change in value of mortgage servicing rights at fair value	(17,795)	(50,847)	—	(1,334)	(10,996)
Other	(2,437)	(2,658)	(2,710)	192	(1,205)
Total other income	(42,039)	(86,952)	(6,458)	(5,279)	(25,380)
Income before income taxes	28,115	16,718	24,841	13,966	14,678
Provision for income taxes	(13,953)	(7,359)	(9,114)	(7,360)	(7,089)
Net income	$14,162	$9,359	$15,727	$6,606	$7,589

The accompanying notes are an integral part of these combined consolidated financial statements.

HomEq Servicing
(A business within Barclays Bank PLC)
Combined Consolidated Statements of Changes in Parent Company Equity

(in thousands)

Parent
Company
Investment
Balance at December 31, 2006	$43,517

Comprehensive income (loss)
Net income	15,727
Net equity transactions with parent	71,203
Balance at December 31, 2007	130,447

Cumulative effect from change in accounting for mortgage servicing rights, net of taxes of $13,603	16,598
Balance at January 1, 2008	147,045

Comprehensive income (loss):
Net income	9,359
Net equity transactions with parent	37,071
Balance at December 31, 2008	193,475

Comprehensive income (loss):
Net income	14,162
Net equity transactions with parent	22,559
Balance at December 31, 2009	230,196

Comprehensive income (loss):
Net income (unaudited)	6,606
Net equity transactions with parent (unaudited)	6,409
Balance at June 30, 2010 (unaudited)	$243,211

The accompanying notes are an integral part of these combined consolidated financial statements.

HomEq Servicing
(A business within Barclays Bank PLC)
Combined Consolidated Statements of Cash Flows

(in thousands)

				Six months ended
	Years ended December 31,			June 30,
	2009	2008	2007	2010	2009
				(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$14,162	$9,359	$15,727	$6,606	$7,589
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Non-cash adjustments:
Amortization of mortgage servicing rights	16,227	35,935	161,151	5,157	8,879
Losses on mortgage servicing rights	17,795	50,847	—	1,334	10,996
(Gains) losses on sale of premises and equipment	—	(20)	—	—	—
Provision for (reversal of) valuation allowance on mortgage servicing assets	1,181	802	(212)	(1,474)	(186)
Permanent impairment on mortgage servicing assets	3,133	4,900	533	1,998	2,292
Depreciation and other amortization	11,932	10,005	5,003	4,189	5,109
Decrease (increase) in deferred tax assets	(6,729)	(26,874)	(59,412)	3,946	(4,297)
Net changes in operating assets and liabilities:
Decrease (increase) in advances	203,285	(546,825)	(514,279)	74,511	123,151
Decrease (increase) in receivables	10,214	(20,704)	(48,218)	10,450	11,041
Decrease (increase) in other assets	9,470	12,385	8,654	(162)	9,407
Increase (decrease) in servicer liabilities	(1,127)	(4,824)	(4,555)	(6,967)	(1,077)
Increase (decrease) in other liabilities	(14,996)	(14,736)	(18,924)	705	(9,559)
Net cash provided by (used in) operating activities	264,547	(489,750)	(454,532)	100,293	163,345
Cash flows from investing activities
Purchase of mortgage servicing rights	—	(808)	(149,559)	—	—
Proceeds from the sale of mortgage servicing rights	1	148	—	—	2
Purchase of premises and equipment	(1,151)	(1,180)	(34,746)	(374)	(592)
Proceeds from sale of premises and equipment	—	1,844	—	—	—
Net cash provided by (used in) investing activities	(1,150)	4	(184,305)	(374)	(590)
Cash flows from financing activities
Proceeds from related party borrowings, net	(1,037,296)	452,327	835,921	12,809	(196,820)
Proceeds from secured borrowings	815,000	—	—
Decrease (increase) in restricted cash	(86,494)	—	—	(139,929)
Net equity transactions with parent	22,559	37,071	71,203	6,409	12,304
Net cash provided by (used in) financing activities	(286,231)	489,398	907,124	(120,711)	(184,516)
Net increase (decrease) in cash and cash equivalents	(22,834)	(348)	268,287	(20,792)	(21,761)
Cash and cash equivalents
Beginning of period	385,349	385,697	117,410	362,515	385,349
End of period	$362,515	$385,349	$385,697	$341,723	$363,588
Supplemental Disclosure of Non-Cash Information
Cash paid during the year for interest	$70,162	$25,123	$13,173	$4,492	$60,626

There were no cash payments of tax made by the Business in 2009, 2008 and 2007 or the six months ended June 30, 2010. BBPLC makes payment of taxes on behalf of the Business.

The accompanying notes are an integral part of these combined consolidated financial statements.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

1.	Summary of significant accounting policies

	a.	Nature of business

HomEq Servicing (the “Business”) is the unincorporated mortgage servicing business of Barclays Bank PLC (“BBPLC” or “Parent”) and Barclays Capital Real Estate Inc. (a wholly owned subsidiary of BBPLC, “BCREI”). The Business is a full service loan servicing business, servicing primarily residential subprime mortgage loans for which it purchases the underlying mortgage servicing rights (“MSRs”) from related and unrelated third parties, and acts as a subservicer for certain clients that own the underlying MSRs. The Business does not originate or purchase whole loans or real estate. The Business was acquired by BBPLC and BCREI in November 2006 from Wachovia Corporation. The servicing platform was acquired by BCREI while the related servicing assets are held by BBPLC. The servicing platform of the Business is headquartered in North Highlands, CA and also maintains other servicing sites in Raleigh, NC; Boone, NC; and Roseville, CA.

	b.	Basis of presentation

The combined consolidated financial statements have been prepared on a carve-out basis from the consolidated financial statements and accounting records of BBPLC, principally from the records representing the HomEq Servicing business, and reflect the historical results of operations, financial position and cash flows of the Business, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Upon acquisition of the Business in November 2006, BBPLC and BCREI allocated to the Business the purchase consideration resulting in a new basis in accounting for the acquired assets and liabilities. The Business is comprised of a combination of operations within wholly owned subsidiaries of BBPLC.

The combined consolidated financial statements may not be indicative of the Business’ future performance and do not necessarily reflect what its combined consolidated results of operations, financial position and cash flows would have been had the Business operated as an independent company during the periods presented.

To the extent that an asset, liability, revenue or expense is directly associated with the Business, it is reflected in the accompanying combined consolidated financial statements. Additionally, BBPLC or its affiliated entities currently provide certain corporate functions or services to the Business and costs associated with these functions have been allocated to the Business. These functions or services include providing working capital, as well as certain administrative services such as legal, corporate audit, finance, tax advisory, procurement, information technology, payroll and human resources including various corporate-wide employee benefit programs.

The costs of such services have been allocated to the Business from the historical books and records of BBPLC or its affiliated entities and based on the most relevant allocation method to the service provided, primarily based on specific identification or proportionate level of effort in support of the Business’ operations. The method used to allocate these costs to the Business was based on allocation methodologies which management of the Business and BBPLC believes are reasonable, consistent and a reflection of the utilization of services provided to the Business. However, they may not be indicative of the actual expense that would have been incurred had the Business been operating as a stand-alone company for the periods presented. Actual costs would depend on a number of factors, including the Business’ chosen organizational structure, what functions were outsourced or performed by the Business’ employees and strategic decisions made in areas such as information technology systems and infrastructure.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The charges for these functions and services are included primarily in compensation and benefits, professional services and other operating expenses in the combined consolidated statements of operations.

All significant intracompany transactions and accounts within the Business have been eliminated. All significant intercompany transactions between the Business and BBPLC have been included in these combined consolidated financial statements. The total net effect of the settlement of these intercompany transactions is reflected as net equity transactions with parent in the combined consolidated statements of cash flows as a financing activity and in the combined consolidated balance sheets as parent company equity in lieu of stockholder’s equity. In the combined consolidated statement of changes in parent company equity, the net equity transactions with parent is the net of a variety of intercompany transactions including collection of receivables, payment of payables, charges of allocated corporate costs from BBPLC, and payments of taxes by BBPLC on the Business’s behalf, as well as the effect (net of tax) of adopting the fair value option for certain mortgage servicing rights.

See Note 11, Related party transactions, for further description of the transactions between the Business and BBPLC.

c.	Principals of consolidation

The combined consolidated financial statements include the accounts of the Business and its wholly-owned subsidiaries consolidated under ASC 810 – Consolidation. All significant intercompany accounts and transactions within the Business have been eliminated in consolidation.

d.	Use of estimates

These combined consolidated financial statements have been prepared in accordance with GAAP, which requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the year and periods reported. Actual results could differ from those estimates. All of the allocations and estimates in the combined consolidated financial statements are based on assumptions that management believes are reasonable under the circumstances.

e.	Cash
Cash consists of cash and highly liquid investments with original maturities of less than three months.

f.	Restricted cash
Restricted cash relates to amounts pledged as collateral under a repurchase agreement (secured borrowings). Refer to Note 7, Related party and secured borrowings, for further details.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

g.	Mortgage servicing rights

A MSR is the right to receive a portion of the interest coupon and fees collected from the mortgagor for performing specified mortgage servicing activities, which consist of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses such as taxes and insurance and otherwise administering the Business’s mortgage loan servicing portfolio. MSRs are created through either the direct purchase of servicing from BBPLC or a third party. MSRs have no contractual maturity date as they stay outstanding until the last mortgage loan supporting the MSR is repaid, and as such are classified as noncurrent within the combined consolidated balance sheets. The Business services residential mortgage loans, and has elected fair value measurement and the amortization method for subsequently measuring different classes of these servicing rights.

Under the Transfers and Servicing topic of the Codification, servicing rights resulting from the sale or securitization of loans (asset transfers) are initially measured at fair value at the date of transfer. The Business recognizes the rights to service mortgage loans for others, or MSRs, as assets when MSRs are purchased or when the MSRs result from an asset transfer by BBPLC. The fair value of servicing rights is determined at the date of transfer using the present value of estimated future net servicing income, using assumptions that market participants use in their estimates of values.

Custodial accounts, which hold funds representing collections of principal and interest the Business receives from borrowers, are escrowed with an unaffiliated bank and excluded from the combined consolidated balance sheets. Custodial accounts amounted to approximately $108,688, $105,477 and $129,924 at June 30, 2010, December 31, 2009 and December 31, 2008, respectively.

To determine the fair value of MSRs, a valuation model is used that calculates the present value of estimated future net servicing income. The Business uses assumptions in the valuation model that market participants use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, default rates, cost to service (including delinquency and foreclosure costs), contractual servicing fee income, ancillary income and late fees.

MSRs measured at fair value

The Business has elected to initially measure and carry MSRs related to assets owned and subsequently sold by BBPLC where BBPLC retained some form of continuing involvement with the transferred assets (“BBPLC Related MSRs”) using the fair value method. Under the fair value method, BBPLC Related MSRs are carried in the combined consolidated balance sheets at fair value and the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection/realization of expected cash flows, are reported in the combined consolidated statement of operations in the period in which the change occurs.

The election to measure BBPLC Related MSRs at fair value occurred as of January 1, 2008 under the option provided by ASC 860, Transfers and Servicing. An adjustment of $16,598 (net of tax of $13,603) was made to increase opening Parent company equity in 2008 to record the BBPLC Related MSRs at fair value as of January 1, 2008. Prior to 2008, the BBPLC Related MSRs were accounted similarly to the Amortized MSRs described below.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Amortized MSRs

Amortized MSRs, which includes generally all of the MSRs existing at the date of acquisition by BBPLC in November 2006 as well as any MSRs related to assets for which BBPLC had no continuing involvement (“Non-BBPLC Related MSRs”), are carried at the lower of cost or market value. These MSRs are amortized in proportion to, and over the period of, estimated net servicing income. The amortization of Non-BBPLC Related MSRs is analyzed monthly and is adjusted to reflect changes in prepayment speeds, as well as other factors. Amortized MSRs are periodically evaluated for impairment based on the fair value of those assets. If, by individual stratum, the carrying amount of these MSRs exceeds fair value, a valuation reserve is established. The valuation reserve is adjusted as the fair value changes. For purposes of impairment evaluation and measurement, the Business stratifies servicing assets based on the predominant risk characteristics of the underlying loans such as loan type (ALT A or Subprime), lien position and rate type (adjustable or fixed).

The Business assesses the appropriateness of recording a permanent impairment on a quarterly basis. Where the assessment determines that the potential impairment exceeds a certain threshold for two consecutive months, a permanent impairment will be recorded.

h.	Revenue recognition

The Business earns fees for servicing residential mortgage loans for which it owns the underlying MSRs and performs subservicing for certain clients that own the underlying MSRs. The Business collects servicing fees, generally as a percent of unpaid principal balance, from the borrowers’ payments. Servicing fees include subservicing fees collected from borrowers’ payments on loans for which the Business does not own the MSR. Also included in servicing fee income are late fees, prepayment penalties and other ancillary fees in servicing income. Servicing fees are recognized when the fees are earned under the accrual method over the period the services are provided. Late charges and other miscellaneous fees collected from mortgagors are also recorded as income when collected.

i.	Advances

During any period in which the borrower does not make payments, most of the servicing agreements require that the Business advance funds to meet contractual principal and interest remittance requirements for the investors, pay property taxes and insurance premiums and process foreclosures. However, the Business is generally only obligated to advance funds to the extent that it is believed the advances are recoverable from expected proceeds from the loan. The Business also advances funds to maintain, repair and market foreclosed real estate properties on behalf of investors. These advances are made pursuant to the terms of each servicing contract and are contractually due within 30 days or upon liquidation of the underlying property, which is generally within a year. As such, they are classified as current within the combined consolidated balance sheet. Each servicing contract is associated with specific loans, identified as a pool.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

When the Business makes an advance on a loan under each servicing contract, they are entitled to recover that advance either from the borrower, for reinstated and performing loans, or from investors for foreclosed loans. Most of the servicing contracts provide that the advances made under the respective agreement have priority over all other cash payments from the proceeds of the loan, and in the majority of cases, the proceeds of the pool of loans, which are the subject of that servicing contract. As a result, the Business is entitled to repayment from loan proceeds before any future interest or principal is paid on the bonds, and in the majority of cases, advances in excess of loan proceeds may be recovered from pool level proceeds.

The Business records a charge to earnings to the extent that it believes advances are uncollectible under the provisions of each servicing contract taking into consideration historical loss and delinquency experience, length of delinquency and the amount of the advance. The Business assesses collectability using proprietary cash flow projection models which incorporate a number of different factors, depending on the characteristics of the mortgage loan or pool, including, for example, time to a foreclosure sale, estimated costs of foreclosure action, future property tax payments and the value of the underlying property net of carrying costs, commissions and closing costs.

j.	Fair value measurements

The Business accounts for BBPLC Related MSRs and financial instruments at fair value and considers fair value in the measurement of Non-BBPLC Related MSRs. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Fair value measurements do not include transaction costs.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly; and

●	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The Business has an established process for determining fair values. Fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon external and internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to, yield curves, interest rates, volatilities and credit curves. In addition to market information, models also incorporate transaction details, such as maturity. Where available, the Business utilizes quoted market prices or observable inputs rather than unobservable inputs to determine fair value. Should observable inputs not be available, the internal model will use unobservable inputs that reflect management’s best estimate of market participants assumptions for similar assets. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, constraints on liquidity and unobservable parameters that are applied consistently over time.

k.	Premises and equipment

Property, equipment and leasehold improvements are recorded at historical cost, net of accumulated depreciation and amortization. Equipment, furniture and fixtures are depreciated over periods of up to five years. Leasehold improvements are depreciated over periods of up to ten years. Depreciation and amortization is recognized using the straight-line method over the useful lives of the assets and is included in occupancy and equipment in the combined consolidated statements of operations.

l.	Secured borrowings

Secured borrowings are collateralized by specific advances. As specified advances are repaid, the collateral is replaced by cash deposits held in a segregated trust account. Cash collateral is presented as restricted cash in the combined consolidated balance sheets and is periodically replaced by new advances as collateral. Under the terms of these borrowing arrangements, the Business is subject to various qualitative covenants. These covenants include:

●	Maintaining organizational documents

●	Complying with appropriate laws

●	Payment of taxes

●	Bookkeeping requirements

The Business believes it is currently in compliance with these covenants. Refer to Note 7, Related party and secured borrowings, for further details regarding secured borrowings.

m.	Income taxes
Income taxes are calculated on a separate return basis, as if the Business had been a separate legal entity.

Tax provisions are computed in accordance with ASC 740, Income Taxes, (“ASC 740”). Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of the Business’ assets and liabilities. Valuation allowances, if required, are established to reduce deferred tax assets to the amount that more likely than not will be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Net operating loss carry forwards have been determined in these combined consolidated financial statements as if the Business had been a group of legal entities separated from BBPLC.

The Business follows guidance under ASC 740 which sets out a consistent framework to determine the appropriate level of unrecognized tax benefits to maintain for uncertain tax positions. Under ASC 740, the Business determines whether it is more likely than not that an income tax position will be sustained upon examination by the tax authorities. Sustainable income tax positions are then measured to determine the amount of benefit to be reflected in the combined consolidated financial statements. Each sustainable position is measured at the largest amount of benefit that is more likely than not to be realized upon ultimate settlement.

n.	Parent company equity

The parent company equity in the Business is presented in lieu of stockholder’s equity. The parent company equity included in the combined consolidated balance sheets reflects BBPLC’s investment in the Business, accumulated earnings and losses of the Business, the adoption of the fair value election on the BBPLC Related MSRs and the payment of dividends. The net effect of intercompany transactions has been reflected as change in parent company investment in the combined consolidated statements of cash flows and included in parent company investment in the combined consolidated balance sheets more fully described in Note 11, Related party transactions.

o.	Insurance commissions

The Business earns broker commissions for placing hazard insurance policies on residential mortgage loans at rates which are negotiated with the insurance vendor. Commissions and related expense are recorded when earned or incurred.

p.	Interest income and interest expense

Interest income is recognized from cash balances with an unaffiliated bank at their stated rate of interest. The business also earns interest income on any principal and interest it has collected on behalf of certain securitizations it services. This interest income is recognized as it is collected and included in interest income in the combined consolidated statement of operations.

Interest expense is recognized from payables to affiliates and third parties at their stated rate of interest.

q.	Share based compensation

The Business applies ASC 710, Compensation – General, which focuses primarily on accounting for a transaction in which an entity obtains employee services in exchange for share-based payments. Under ASC 710, the cost of employee services received in exchange for an award of equity instruments is generally measured based on the grant-date fair value of the award. Share-based awards that do not require future service (i.e. vested awards) are expensed immediately. Share-based employee awards that require future service are amortized over the relevant service period. Expenses for share-based compensation are included in compensation and benefits in the combined consolidated statements of operations.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

r.	Expenses

During the 6-months ended June 30, 2010, the Business identified certain expenses in its previously reported financial statements that were classified in Other income (expenses) for which it would have been more consistent with our overall presentation to include in Operating expenses within the Consolidated Statements of Operations. The impact of this presentation had no impact on Net income and if presented consistently with other expenses would have increased Other operating expenses and decreased Other nonoperating expenses by $2,976, $3,296, $2,710 for the years ended December 31, 2009, 2008, and 2007 respectively and $1,488 for the 6-month period ended June 30, 2009.

s.	Recently issued accounting standards

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This establishes the FASB Accounting Standards Codification (“ASC”) as the only source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, with the exception of Statements of Financial Accounting Standards not yet included in the Codification. The Business adopted the FASB ASC as required for the period ended December 31, 2009 with no impact on the combined consolidated financial statements.

Fair value measurements and disclosures·improving disclosures about fair value measurements

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and disclosures – Improving Disclosures about Fair Value Measurements, (“ASU No 2010-06”). ASU 2010-06 requires additional disclosures about activity that occurred during the year related to assets classified within Level 3 fair value measurements as well as transfers in and out of Level 1 and Level 2 fair value measurements. In addition, it provides clarification to existing guidance, specifically requiring disaggregation of asset classes within the ASC 820 existing disclosures and requiring expanded information on inputs and valuation techniques. The new requirements are effective for annual reporting periods beginning after December 15, 2010. The Business adopted this guidance in first quarter 2010 with prospective application, except for the new requirement related to the Level 3 rollforward. The adoption of this standard is not expected to have a material effect on amounts reported in the Business’ combined consolidated financial statements.

Subsequent Events (ASC 855)

In May 2009, the FASB issued amended accounting principles related to subsequent events, which codify the guidance regarding the disclosure of events occurring subsequent to the balance sheet date. These amended principles do not change the definition of a subsequent event (i.e., an event or transaction that occurs after the balance sheet date but before the financial statements are issued) but require disclosure of the date through which subsequent events were evaluated when determining whether adjustment to or disclosure in the financial statements is required. These amended principles were effective for interim or annual financial periods ending after June 15, 2009. The adoption of this standard did not have a material effect on the Business’ combined consolidated financial statements.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

In February 2010, FASB issued ASU 2010-09 to amend ASC 855 to address certain implementation issues, including (1) eliminating the requirement for SEC filers to disclose the date through which it has evaluated subsequent events, (2) clarifying the period through which conduit bond obligors must evaluate subsequent events, and (3) refining the scope of the disclosure requirements for reissued financial statements. Adoption of this standard did not have a material effect on the Business’ combined consolidated financial statements.

Determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly (ASC 820)

In April 2009, the FASB issued guidance for estimating fair value when the volume and level of activity for an asset or liability have decreased significantly. Specifically, this guidance lists factors which should be evaluated to determine whether a transaction is orderly, clarifies that adjustments to transactions or quoted prices may be necessary when the volume and level of activity for an asset or liability have decreased significantly, and provides guidance for determining the concurrent weighting of the transaction price relative to fair value indications from other valuation techniques when estimating fair value. This guidance is effective for periods ending after June 5, 2009. The Business adopted these amended accounting principles in 2009. Because the Business’ current fair value methodology is consistent with this new guidance, the adoption of this standard did not have a material effect on the Business’ combined consolidated financial statements

Employers’ disclosures about postretirement benefit plan assets (ASC 715)

In December 2008, the FASB issued guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This guidance also requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. This guidance is effective for fiscal years ending after December 15, 2009. The Business adopted the guidance in 2009 and the adoption did not have a material effect on the Business’ combined consolidated financial statements.

Accounting for the transfers of financial assets and consolidation of variable interest entities

In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (“SFAS No. 166”) and SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (“SFAS No. 167”), which change the accounting for securitizations and variable interest entities (“VIEs”). SFAS No. 166 eliminates the concept of a qualified special purpose entity (“QSPE”), change the requirements for derecognizing financial assets, and requires additional disclosures about transfers of financial assets, including securitization transactions and continuing involvement with transferred financial assets. SFAS No. 167 changes the determination of when a VIE should be consolidated. Under SFAS No. 167, the determination of whether to consolidate a VIE is based on the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance together with either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE, as well as the VIE’s purpose and design. SFAS No. 166 and 167, which have not yet been incorporated into the Codification, are effective for fiscal years beginning after November 15. 2009. This adoption did not have a material effect on the Business’ combined consolidated financial statements as the Business did not have an obligation to absorb losses or the right to receive benefits that could be significant to any of the trusts for which it is involved.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

2.	Fair Value

The table below is a summary of fair value estimates for financial instruments. The carrying amounts in the following table are recorded in the combined consolidated balance sheet under the indicated captions.

	December 31, 2009		December 31, 2008		June 30,
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value	Value	Value
					(unaudited)
Financial assets
Advances	$1,194,920	$1,194,920	$1,398,205	$1,398,205	$1,120,409	$1,120,409
Receivables, net	80,132	80,132	90,346	90,346	69,682	69,682

Financial liabilities
Related party borrowings	847,485	847,485	1,884,781	1,884,781	860,294	860,294
Secured borrowings	815,000	815,000	—	—	815,000	815,000
Servicer liabilities	10,743	10,743	11,870	11,870	3,776	3,776

The table below presents the balances of BBPLC Related MSRs measured at fair value on a recurring basis, categorized by input level within the fair value hierarchy in accordance with ASC 820 (as described above in Note 1):

	Level 1	Level 2	Level 3	Total
At June 30, 2010 (unaudited)
BBPLC Related MSRs	$—	$—	$28,170	$28,170

At December 31, 2009
BBPLC Related MSRs	—	—	29,504	29,504

At December 31, 2008
BBPLC Related MSRs	—	—	47,299	47,299

The table below presents the balances of Non-BBPLC Related MSRs measured at fair value on a nonrecurring basis, categorized by input level within the fair value hierarchy in accordance with ASC 820 (as described above in Note 1). These assets are not carried at fair value in the combined consolidated balance sheets:

	Level 1	Level 2	Level 3	Total
At June 30, 2010 (unaudited)
Non-BBPLC Related MSRs	$—	$—	$64,082	$64,082

At December 31, 2009
Non-BBPLC Related MSRs	—	—	70,733	70,733

At December 31, 2008
Non-BBPLC Related MSRs	—	—	115,525	115,525

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Changes in Level 3 Fair Value Measurements

The table below includes a rollforward of the combined consolidated balance sheet amounts for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 and the six months ended June 30, 2010 (including the change in fair value), for assets classified by the Business within Level 3 of the valuation hierarchy. The determination to classify these amounts to Level 3 was based upon the significance of the unobservable parameters to the overall fair value measurement. However, Level 3 typically includes, in addition to the unobservable or Level 3 components, observable components; accordingly, the gains and losses in the table below include changes in fair value due in part to observable factors that are part of the valuation methodology.

			Total
			realized
		Purchases,	and		Fair
	Fair value at	collections	unrealized	Transfers	value
	beginning	and	gains and	into	at end of
	of period	settlements, net	(losses)	Level 3	period
For the six months ended June 30, 2010 (unaudited)
BBPLC related mortgage servicing rights	$29,504	$—	$(1,334)	$—	$28,170

For the year ended December 31, 2009
BBPLC related mortgage servicing rights	47,299	—	(17,795)	—	29,504

For the year ended December 31, 2008
BBPLC related mortgage servicing rights	—	—	(50,847)	98,146	47,299

For the year ended December 31, 2007
BBPLC related mortgage servicing rights	—	—	—	—	—

Net increase in unrealized losses of $17,795 and $50,847 during the years ended December 31, 2009 and 2008, respectively, and $1,334 for the six months ended June 30, 2010, relating to Level 3 fair value measurements are included in the change in value of mortgage servicing rights the combined consolidated statements of operations.

Following are descriptions of the valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial instruments not recorded at fair value.

Mortgage servicing rights

MSRs do not trade in an active market with readily observable prices. Accordingly, the Business determines the fair value of MSRs using a valuation model that calculates the present value of estimated future net servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, cost to service (including delinquency and foreclosure costs), escrow account earnings, contractual servicing fee income, ancillary income and late fees. Any fair value discount related to the timing of collection of cash flows (including advances) is included in the calculation of the fair value of MSRs. Non-BBPLC Related MSRs are carried at lower of cost or market value (and prior to 2008, BBPLC Related MSRs as well), and therefore can be subject to fair value measurements on a nonrecurring basis. Fair value measurements of MSRs use significant unobservable inputs and, accordingly, the Business classifies BBPLC Related MSRs as Level 3.

Advances

Advances that are made on loans the Business services for others including those required under the terms of the underlying MSR are valued at their carrying amounts because they are generally realized within a short period of time and do not bear interest.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Receivables
The carrying value of receivables generally approximates fair value because of the relatively short period of time between their origination and realization.

Servicer Liabilities
The carrying value of servicer liabilities approximates fair value due to the short period of time the funds are held until they are deposited in collection accounts or refunded to borrowers.

Related Party and Secured Borrowings
The carrying value of related party and secured borrowings approximates fair value due to the short period to maturity.

3.	Advances

Advances, representing payments made on behalf of borrowers or on foreclosed properties, consisted of the following:

	December 31		June 30,
	2009	2008	2010
			(unaudited)
Principal and interest	$645,562	$727,730	$641,754
Taxes and insurance	352,053	416,278	303,255
Other	197,305	254,197	175,400
	$1,194,920	$1,398,205	$1,120,409

Advances include $1,065,202 and $995,464 pledged as collateral under the terms of the repurchase agreement as of December 31, 2009 and June 30, 2010, respectively. Refer to Note 7, Related party and secured borrowings, for further details on the repurchase agreement.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

4.	Mortgage servicing rights

The changes in BBPLC Related MSRs measured using the fair value method were:

				Six months ended
	Year ended December 31,			June 30,
	2009	2008	2007	2010	2009
				(unaudited)

Balance, beginning of period	$47,299	$—	$—	$29,504	$47,299
MSRs elected at fair value as of January 1, 2008	—	98,146	—	—	—
Additions	—	—	—	—	—
Sales	—	—	—	—	—
Changes in fair value due to	—	—	—	—	—
Changes in market inputs	—	—	—	—	—
or assumptions used in valuation model	(5,925)	(33,941)	—	1,713	(4,435)
Realization of expected cash flows	(11,870)	(16,906)	—	(3,047)	(6,561)
Balance, end of period	$29,504	$47,299	$—	$28,170	$36,303

The changes in amortized BBPLC Related MSRs prior to 2008 and Non-BBPLC Related MSRs for all periods were:

				Six months ended
	Year ended December 31,			June 30,
	2009	2008	2007	2010	2009
				(unaudited)

Balance, beginning of period	$80,617	$189,539	$201,452	$60,075	$80,617
Additions	—	808	149,559	—	—
Sales	(1)	(148)	—	—	—
Book value of MSRs elected at FV	—	(67,945)	—	—	—
(Increase) decrease in impairment valuation allowance	(1,181)	(802)	212	1,474	186
Permanent impairment	(3,133)	(4,900)	(533)	(1,998)	(2,292)
Amortization	(16,227)	(35,935)	(161,151)	(5,157)	(8,879)
Balance, end of period	$60,075	$80,617	$189,539	$54,394	$69,632

Fair value of amortized MSRs
Beginning of period	$115,525	$276,809	$206,683	$70,733	$115,525
End of period	70,733	115,525	276,809	64,082	92,877

Valuation Reserve for Impairment. If, by individual stratum, the carrying amount of Non-BBPLC Related MSRs (and the BBPLC Related MSRs prior to January 1 2008) exceeds fair value, a valuation reserve is established. The Business has established a valuation reserve for impairment for certain strata. The valuation reserve was $1,504, $2,979 and $1,798 as of June 30, 2010, December 31, 2009 and December 31, 2008, respectively. Changes in the valuation reserve for impairment are reflected in impairment of servicing rights in the combined consolidated statements of operations.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Permanent Impairment. The Business recorded permanent impairments of $3,133, $4,900 and $533 during 2009, 2008 and 2007, respectively, and $1,998 and $2,292 for the six months ended June 30, 2010 and 2009, respectively, on the Non-BBPLC Related MSRs (and the BBPLC Related MSRs prior to January 1 2008). Permanent impairments are reflected in impairment of servicing rights in the combined consolidated statements of operations.

The significant assumptions used in estimating the fair value of MSRs were as follows (in annual rates):

	December 31,		June 30,
	2009	2008	2010
			(unaudited)
Prepayment speed (CPR)	23.45%	26.55%	23.28%
Discount rate	19.25%	18.11%	19.21%
Delinquency rate	40.24%	40.90%	36.94%

The following table presents the composition of our servicing and subservicing portfolios as measured by unpaid principal balance (“UPB”).

	At December 31,			At June 30,
	2009	2008	2007	2010	2009
				(unaudited)
UPB of assets serviced
Servicing	$22,900,104	$30,214,624	$40,318,762	$20,861,947	$26,143,243
Subservicing – related party	12,440	5,193,616	7,143,787	7,740	4,120,275
Subservicing – third party	6,596,386	4,306,814	2,307,101	5,150,102	3,922,662
	$29,508,930	$39,715,054	$49,769,650	$26,019,789	$34,186,180
Number of loans serviced	192	250	318	172	218

The value of the Business’ MSRs is driven by the net cash flows associated with the Business’ servicing activities. These cash flows include contractually specified servicing fees, late fees and other ancillary servicing revenue. The Business recorded contractually specified servicing fees, late fees and other ancillary servicing revenue within servicing income in the combined consolidated statements of operations as follows:

				Six months ended
	Year ended December 31,			June 30,
	2009	2008	2007	2010	2009
				(unaudited)
Servicing fee revenue	$167,218	$224,836	$268,680	$67,735	$86,809
Late fees	36,058	37,505	41,014	12,663	19,676
Other ancillary servicing revenue	7,080	7,135	10,933	5,479	4,646
	$210,356	$269,476	$320,627	$85,877	$111,131

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Included in total servicing fees are subservicing fees from related parties and nonrelated third parties of $31,671, $85,522, $78,047 for the years ended December 31, 2009, 2008 and 2007, respectively, and $16,234 and $13,968 for the six months ended June 30, 2010 and June 30, 2009, respectively.

5.	Premises and equipment

Premises and equipment are summarized as follows:

	December 31,		June 30,
	2009	2008	2010
			(unaudited)
Computer hardware and software	$2,106	$2,106	$2,106
Leasehold improvements	15,181	14,865	13,457
Office equipment and other	26,464	25,629	25,296
Premises and equipment, gross	43,751	42,600	40,859
Less accumulated depreciation	(26,946)	(15,014)	(27,869)
Premises and equipment, net	$16,805	$27,586	$12,990

Depreciation and other amortization expense amounted to $11,932, $10,005 and $5,003 for the years ended December 31, 2009, 2008 and 2007, respectively, and $4,189 and $5,109 for the six months ended June 30, 2010 and June 30, 2009, respectively.

6.	Other assets

Other assets consisted of the following:

	December 31,		June 30,
	2009	2008	2010
			(unaudited)
Prepaid expenses	$284	$442	$515
Related party receivables	90	10,092	168
Other	690	—	543
	$1,064	$10,534	$1,226

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

7.	Related party and secured borrowings

Related party and secured borrowings are as follows:

			Balance Outstanding At
			December 31,	December 31,	June 30,
Borrowing Type	Collateral	Maturity	2009	2008	2010
					(unaudited)
Repurchase agreement	Advances	30 days	$815,000	$—	$815,000
BBPLC funding	None	Daily – 90 days	847,485	1,884,781	860,294
			$1,662,485	$1,884,781	$1,675,294
Weighted average interest rate			1.80%	3.52%	0.73%

On December 18, 2009, the Business sold the Advances indirectly into a wholly owned subsidiary of the Business that issued both a residual interest and a rated note back to the Business. The Business then entered into a repurchase agreement with various external counterparties on the rated note, whereby under the agreement, the Business has indirectly pledged the advances as collateral to the counterparty. As the advances are repaid, the collateral is replaced by cash deposits held in a segregated trust account. Cash collateral is presented as restricted cash in the combined consolidated balance sheets and is periodically replaced by new advances as collateral. Advances of $1,065,202 and $995,464 were pledged as collateral as of December 31, 2009 and June 30, 2010, respectively.

BBPLC funding is related to the acquisition of the Business and the necessary cash to run the day to day operations. The Business manages cash needs on a daily basis and receives overnight funding from BBPLC, for which it is charged interest based on an internal BBPLC funding rate that varies based on agreed upon terms. The interest rate charged to the business on the secured borrowings was 0.40% and 0.50% at December 31, 2009 and June 30, 2010, respectively.

8.	Servicer liabilities

Servicer liabilities represent amounts the Business has collected, primarily from residential borrowers, whose loans the Business services that will be deposited in custodial accounts and paid directly to an investment trust, used to reimburse advances or refunded to borrowers. Servicer liabilities totaled $3,776, $10,743 and $11,870 as of June 30, 2010, December 31, 2009 and December 31, 2008, respectively.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

9.	Other liabilities

The following table sets forth the components of other liabilities:

	December 31		June 30,
	2009	2008	2010
			(unaudited)
Accrued expenses	$2,468	$4,682	$1,182
Bonus plan	4,778	5,107	5,351
Checks held for escheat	5,089	6,817	4,666
Accrued interest payable	150	850	37
Related party payable	250	10,275	491
Other	—	—	1,713
	$12,735	$27,731	$13,440

10.	Income taxes

During the periods presented, the Business did not file separate tax returns, as the results from operations were included in the tax returns of affiliated entities of BBPLC. For purposes of these statements the Business has respected the historic legal entity structure and the tax classification of the separate components of the Business. The income tax provision included in these combined consolidated financial statements was calculated using the separate return basis, as if the Business was a separate taxpayer. For purposes of these combined consolidated financial statements, the Business did not maintain taxes payable to/from its Parent and is deemed to settle the annual current tax balances immediately with the legal tax paying entities in the respective jurisdictions. These settlements are reflected as changes in Parent company equity.

In order to compute the provision for income taxes and the related current and deferred tax assets and liabilities on a separate return basis, the Business included items specifically attributable to the combined consolidated financial statements, as well as an allocation of items not specifically identifiable to the combined consolidated financial statements. Allocations were based on methods determined to be reasonable by the Business and BBPLC.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The provision/ (benefit) for income taxes attributable to operations consisted of:

	Years ended December 31,
	2009	2008	2007
Current tax expense (benefit)
Federal	$13,323	$23,957	$47,992
State and local	7,359	10,277	20,534
Total current tax expense	20,682	34,234	68,526
Deferred tax expense (benefit)
Federal	(4,761)	(17,482)	(39,097)
State and local	(1,968)	(9,393)	(20,315)
Total deferred tax expense	(6,729)	(26,875)	(59,412)
Total income tax expense	$13,953	$7,359	$9,114

Income tax in the amount of $20,682, $34,234 and $68,526 would have been paid by the Business based on the combined consolidated financial statements for the years ended 2009, 2008, and 2007, respectively, to its Parent, as such, these amounts are reflected in the net impact of Parent company equity.

The provision for income taxes differs from the amount of income tax determined by applying the United States statutory income tax rate to income before income taxes for the years ended December 31, 2009, 2008, and 2007, as follows:

	Years ended December 31,
	2009	2008	2007

Tax at United States statutory rate of 35%	35.00%	35.00%	35.00%
State and local income taxes, net of Federal tax benefit	9.71	(0.28)	(1.64)
Change in state tax rate	0.01	0.02	—
Shortfall on share based compensation	—	3.56	—
Establishment and change in valuation allowance	0.79	1.68	2.21
Accrued interest, net of Federal tax benefit	4.00	3.76	—
Other	0.12	0.28	1.12
Effective tax rate	49.63%	44.02%	36.69%

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The tax-effected temporary differences, which comprise deferred tax assets and liabilities were as follows:

	December 31,
	2009	2008
Net operating loss (“NOL’s”)	$1,033	$810
Purchased mortgage servicing rights	79,601	76,206
Accrued liabilities	3,697	2,738
Property, plant and equipment	1,352	—
Gross deferred tax assets	85,683	79,754
Valuation allowance	(1,033)	(810)
Net deferred tax assets	84,650	78,944
Depreciation	—	(1,023)
Gross deferred tax liability	—	(1,023)
Net deferred tax assets	$84,650	$77,921

The Business had net operating losses (“NOLs”) of approximately $5,755 and $7,342 in states that require separate company filings, for the years ended December 31, 2008 and 2009, respectively. The NOLs will expire beginning in 2014 through 2029. The Business has determined that it is more likely than not that certain state NOLs will expire unutilized and has established a valuation allowance at December 31, 2009 and 2008 in the amount of $223 and $280, respectively.

In assessing the realizability of deferred tax assets, the Business considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, the Business believes it is more likely than not that it will realize the benefits of these deductible differences, net of the existing valuation allowance.

The Business adopted ASC 740 -10 (formerly FIN 48) effective January 1, 2007. The adoption of ASC 740-10 did not require the Business to recognize a liability for unrecognized tax benefits as taxes payable to/from the Parent are deemed to be settled immediately as a change in Parent company equity.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The following table summarizes the activity related to the Business’ unrecognized tax benefits:

	Years ended December 31,
	2009	2008	2007

Balance at beginning of year	$33,811	$18,433	$—
Increase for tax positions taken in the current year	490	15,378	18,433
Increase for tax positions taken in prior years	—	—	—
Settlements	—	—	—
Lapses in statutes of limitation	—	—	—
Balance at end of year	$34,301	$33,811	$18,433

The gross amount of the unrecognized tax benefits at December 31, 2009, 2008 and 2007 would not affect the Business’ effective tax rate if recognized. The Business recorded interest expense related to unrecognized tax benefits of $1,730, $967 and $0 as a component of provision for income taxes on the combined consolidated statements of operations during 2009, 2008 and 2007 respectively. The balance of accrued interest was $2,697 on December 31, 2009 and $967 on December 31, 2008. The balance of the unrecognized tax benefits has been settled with the Parent on an annual basis.

The Business files U.S. and state income tax returns in jurisdictions with varying statutes of limitations. The 2007 through 2009 tax years generally remain subject to examination by federal and certain state tax authorities. The Business does not expect any significant change in the balance of uncertain tax positions over the next 12 months.

11.	Related party transactions

These combined consolidated financial statements include transactions with affiliated companies. The Business entered into transactions with BBPLC and its subsidiaries for corporate services provided by BBPLC for the combined consolidated financial statement periods presented.

The combined consolidated statements of operations line items compensation and benefits, professional services and other operating expenses include allocated corporate costs from BBPLC. These costs are generally allocated based on specific identification or proportionate level of effort in support of the Business’ operations. Corporate expenses allocated include administrative services such as legal, corporate audit, finance, tax advisory, procurement, information technology, payroll and human resources. The allocated corporate expenses also include workers compensation, pension and share-based payments costs associated with HomEq employees that participate in plans operated by BBPLC. Total expense allocations amounted to $8,707, $10,024 and $7,597 on a pre-tax basis for the years ended December 31, 2009, 2008 and 2007, respectively, and $9,422 and $4,397 for the six months ended June 30, 2010 and June 30, 2009, respectively. Management considers such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs had the Business operated as a separate entity during the periods presented.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

As of June 30, 2010, December 31, 2009 and December 31, 2008, the Business recorded $860,294, $847,485 and $1,884,781, respectively, for borrowings owed to a BBPLC affiliate, which were used to fund the operations of the Business. Interest accrues at a rate based on an internal BBPLC funding rate that varies based on agreed upon terms. Interest expense recorded for the years ended December 31, 2009, 2008 and 2007 amounted to $21,929, $42,265 and $40,020, respectively, and $4,379 and $13,616 for the six months ended June 30, 2010 and June 30, 2009, respectively. A portion of the related party borrowings relates to financing with BBPLC for operating expenses.

The Business also had receivables due from a BBPLC affiliate of $168, $90 and $10,092 as of June 30, 2010, December 31, 2009 and December 31, 2008, respectively.

The Business had payables due to a BBPLC affiliate of $491, $250 and $10,275 as of June 30, 2010, December 31, 2009 and December 31, 2008. The Business also owed amounts to a BBPLC affiliate for accrued interest on borrowings of $26, $23 and $850 as of June 30, 2010, December 31, 2009 and December 31, 2008, respectively.

The Business recorded subservicing fees collected from borrowers’ payments on loans owned by a BBPLC affiliated entity. Related subservicing fees totaled $13,711, $28,496 and $21,074 for the years ended December 31, 2009, 2008 and 2007, respectively, and $29 and $9,446 for the six months ended June 30, 2010 and June 30, 2009, respectively.

12.	Employee compensation and benefit plans

The Business participates in multi-employer pension plans that provide noncontributory and contributory benefits to a significant portion of its employees. These combined consolidated financial statements reflect the defined benefit pension plans on a multi-employer basis in accordance with ASC 715, Compensation – Retirement Benefits. The Business is allocated a portion of the expenses from BBPLC relating to these benefits based on actuarial calculations associated with the individual Business employees that participate in these employee benefit plans. Net expense related to these employee benefit plans was $2,640, $2,406, and $1,357, for 2009, 2008, and 2007, respectively, and $1,735 and $1,320 for the six months ended June 30, 2010 and June 30, 2009, respectively. Plan assets and obligations relating to these plans are recorded at BBPLC, the plan sponsor.

The Business also provides health and life insurance benefits through plans sponsored by certain subsidiaries of BBPLC to substantially all of its employees. Health and life insurance expense was $7,623, $7,871, and $5,227, for the years ended December 31, 2009, 2008, and 2007, respectively, and $4,093 and $3,855 for the six months ended June 30, 2010 and June 30, 2009, respectively.

Stock-based and Performance-based Compensation

BBPLC operates certain share schemes for its employees throughout the world, including the employees of the Business. Shares for distribution under these schemes are held by a trust and will be vested for individual employees when they satisfy specific vesting conditions. Where the costs of these compensation schemes are incurred by the Business, the Business will fund the costs in cash to repay BBPLC. The liabilities related to these share payments are recorded by a trust.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The Business makes recommendations on the bonus awards for its employees, which are approved annually by the Remuneration Committee of BBPLC. Depending upon the threshold limit, a portion of such bonus award for the employees will be awarded in BBPLC stock. The main current share-related schemes from which the Business’ employees benefit are as follows:

Executive Share Award Scheme (“ESAS”)

For certain employees of the Business, an element of their annual bonus is in the form of a deferred award of a provisional allocation of BBPLC shares under ESAS. The total value of the bonus made to the employee, of which ESAS is an element is dependent upon the business unit, BBPLC and individual employee performance. The ESAS element must be held for at least three years and is subject to potential forfeit if the individual resigns and commences work with a competitor business. Additional bonus shares are subsequently awarded to recipients of the provisional allocation and vest upon achieving continued service for three and five years from the date of award. Shares under this scheme qualify for dividends.

Incentive Share Plan (“ISP”)

Incentive Shares are granted to participants in the form of a provisional allocation of BBPLC shares, and vest upon achieving continued service after either two or three years. Participants do not pay to receive an award or to receive a release of shares. Incentive shares qualify for dividends.

Share Value Plan (“SVP”)

The Share Value Plan shares are granted to participants in the form of a provisional allocation of BBPLC shares, and vest upon achieving continued service after one, two, or three years. Participants do not pay to receive an award or to receive a release of shares. Incentive shares qualify for dividends. The SVP plan was implemented in 2010.

An expense of $49, $969, and $1,021 for the years ending December 31 2009, 2008 and 2007 respectively, and $78 and $24 for the six months ending June 30, 2010 and June 30, 2009, respectively, for the share based payments was included in compensation and benefits in the combined consolidated statements of operations. The charge arises from equity settled share based payments.

The weighted average fair value of shares granted during the year at the measurement date is $1.59, $6.84 and $12.36 for the ESAS plan for the years ended December 31, 2009, 2008 and 2007, respectively. ESAS is a nil cost award on which performance conditions are substantially fulfilled at the grant date. Consequently, the fair values of these awards are based on market value at that date. For the ISP plan, the weighted average fair value of the shares granted during the year at the measurement date is $3.68. No shares were granted during 2007 and 2008 related to the ISP plan. The fair value is measured by the daily official list price on the grant date of the award.

The expected dividends for all schemes are assumed to grow in line with the expected increases in share prices for the industry sector until exercise.

For the purposes of determining the expected life and number of shares to vest, historical exercise patterns have been used, together with an assumption that a certain percentage of shares will lapse due to leavers.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

Restricted stock activity for the year ended December 31, 2009 was as follows:

	ESAS		ISP
		Weighted-		Weighted-
		average		average
	Number of	grant date	Number of	grant date
	shares	fair value	shares	fair value

Nonvested at beginning of year	11,382	$11.49	—	$—

Granted in the year	111,459	1.59	11,082	3.68
Vested during the year	(85,738)	1.42	—	—
Forfeited during the year	—	—	—	—
Nonvested at end of year	37,103	$5.05	$11,082	$3.68

As of December 31, 2009, unrecognized compensation costs related to nonvested share based compensation amounted to $121, which will be recognized over a weighted-average remaining period of approximately 3 years.

13.	Commitments and contingencies

The Business leases certain of its premises and equipment under noncancelable operating leases with terms expiring between December 2010 and March 2018 exclusive of renewal option periods. Lease expense was $3,697, $2,831 and $3,982 for 2009, 2008 and 2007, respectively, and $1,199 and $1,749 for the six months ended June 30, 2010 and June 30, 2009, respectively. The annual aggregate minimum rental commitments under these leases are summarized as follows:

2010	$3,616
2011	3,469
2012	2,758
2013	2,663
2014	2,733
Thereafter	8,510
Total minimum lease payments	$23,749

BBPLC and its parent Barclays PLC (collectively with its subsidiaries, “Barclays”) are engaged in various litigation proceedings both in the United Kingdom and a number of overseas jurisdictions, including the United States, involving claims by and against it which arise in the ordinary course of business. Barclays does not expect the ultimate resolution of any of the proceedings to which Barclays is party to have a significant adverse effect on the financial position of the Barclays group, and Barclays has not disclosed the contingent liabilities associated with these claims either because they cannot reasonably be estimated or because such disclosure could be prejudicial to the conduct of the claims.

HomEq Servicing
(A business within Barclays Bank PLC)
Notes to Combined Consolidated Financial Statements
(All information with respect to June 30, 2010 and 2009 is unaudited)

(in thousands)

The Business is named as a defendant in lawsuits brought in various federal and state courts challenging certain of the Business’s mortgage servicing practices, including Ohio ex rel. Cordray v. Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, Case No. 09-10136, in the Court of Common Pleas in Montgomery County, Ohio. The complaint, brought by the Ohio Attorney General, alleges that the Business violated the Ohio Consumer Sales Practices Act, Ohio Revised Code 1345.01 et seq. (CSPA) in connection with its loan servicing practices. On February 10, 2010, the Business filed a motion to dismiss the action which the plaintiff opposed on March 24, 2010. On April 12, 2010, the Business filed its reply brief in support of its motion, which is currently pending before the court. The Business believes that this case is without merit and plans to vigorously defend against it. It is not possible to estimate the Business’ possible loss in relation to these matters, nor the effect they might have upon operating results in any particular financial period.

The Business is also involved in other litigation proceedings arising in connection with the conduct of its business. The Business does not expect the ultimate resolution of any of such proceedings to have a significant adverse effect on the financial condition results of operations or cash flows of the Business.

14.	Subsequent events

The Business evaluated the effects of subsequent events that have occurred subsequent to period end June 30, 2010, and through June 17, 2010, which is the date the combined consolidated financial statements were issued. BBPLC announced on May 28, 2010, that it entered into an agreement to sell the assets related to the Business to Ocwen Financial Corp. The price is composed of approximately $1,300,000 in cash at closing. The assets and liabilities that are ultimately sold by BBPLC and BCREI to Ocwen Financial Corp. may differ from the assets and liabilities reflected in these combined consolidated financial statements. The transaction is expected to close within the third quarter of 2010. In May 2010, BBPLC reclassified the net assets of the Business as held for sale and as a result, recognized an estimated charge of $28,000 to reduce the carrying value of its assets.

15.	Subsequent events (unaudited)

The Business evaluated the effects of subsequent events that have occurred subsequent to period end June 30, 2010, through November 18, 2010, which is the date the combined consolidated financial statements were issued. Subsequent to June 30, 2010, in accordance with the terms of the Asset Purchase Agreement, Ocwen Financial Corporation’s purchase price for the Business was reduced as a result of change in servicing volumes. BBPLC will recognize an additional charge of approximately $8,700 to reduce the carrying value of its assets related to the pending sale.

On September 1, 2010, the sale of the Business was completed and management of the Business was transferred to Ocwen Financial Corporation.

In connection with the recent publicly-reported industry-wide inquiries by state officials into mortgage servicing practices, specifically as they relate to foreclosures, HomEq Servicing has received several such inquiries. The inquiries received were from several state Attorneys General and state regulatory agencies.   These inquiries request information about current and historic foreclosure practices, including questions regarding practices in gathering information used to prepare foreclosure documents.   These inquiries are being assessed and responded to. Current management of the Business is not in a position to determine what, if any, impact these inquiries will have on the Business.